SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C.

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                     September 20, 2002 (September 5, 2002)

                           Lifestyle Innovations, Inc.

             (Exact name of registrant as specified in its charter)

              Nevada                                      001-04026
------------------------------------       -------------------------------------
    (State or other jurisdiction                    (Commission File Number)
         of incorporation)

                                   82-6008727
                -------------------------------------------------
                      (IRS Employer Identification Number)

           3801 William D. Tate Avenue, Suite 100, Grapevine, TX 76051
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (817) 421-0057


ITEM 1.  Changes in Control of Registrant

Effective September 5, 2002, pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated August 30, 2002, Lifestyle Innovations, Inc., a Nevada corporation ("LFSI" or the "Company"), completed the acquisition (the "LST Acquisition") of LST, Inc., a Delaware Corporation ("LST"), by issuing 16,000,000 shares, par value $.001 per share, of its common stock to eResource Capital Group, Inc., ("RCG"), a Delaware Corporation. The 16,000,000 shares received by RCG represent 79.47% of the outstanding shares of common stock of LFSI on the closing date. Prior to closing LFSI had 4,134,520 shares, par value $.001, of common stock outstanding. As a result of this transaction, LST became a wholly-owned subsidiary of LFSI.

ITEM 2. Acquisition or Disposition of Assets

Effective September 5, 2002, pursuant to the Merger Agreement dated August 30, 2002 LFSI completed the acquisition of LST by issuing 16,000,000 shares, par value $.001 per share, of its common stock to RCG. The 16,000,000 shares received by RCG represent 79.47% of the outstanding shares of capital stock of LFSI on the closing date. Prior to closing LFSI had 4,134,520 shares, par value $.001, of common stock outstanding. As a result of this transaction, LST became a wholly-owned subsidiary of LFSI.

Prior to the closing of the LST Acquisition, LFSI provided a $320,000 bridge loan to LST. The loan from LFSI to LST was forgiven at closing. LFSI raised an additional $300,000 shortly after the LST Acquisition and currently plans to continue to seek additional funding to support the growth of the business.

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LFSI owned an interest in upatented mining claims until the last quarter of 2001 when the claims were allowed to lapse. LFSI owns two condominium units in Dallas, Texas, which are currently leased. In July of 2002, existing LFSI shareholders voted to amend the LFSI Certificate of Incorporation to increase the authorized common shares to 250 million.

As a result of merger, LFSI will focus its efforts on the activities of the 14 franchise locations and two company-owned locations in Charlotte, NC and Atlanta, GA of LST. LFSI through its wholly owned subsidiary provides homebuilders and homeowners with a "one-stop shop" to assist in fully customizing "Smart Homes", as well as providing technology applications such as high speed internet access, satellite services, security, data, video and voice entertainment systems; and customized wiring and hardware to both individual homeowners and many of the southeast regions leading homebuilder organizations. Utilizing trained professionals and national alliance partners, this one-stop servicing model allows both the builder and the homeowner the flexibility to customize their homes to take advantage of the latest technology applications for today's homes.

LFSI's long-term business plan includes increasing the number of LST franchise locations, as well as continuing to strengthen the Lifestyle brand name with national builders, local builders, custom builders, and the commercial construction market.

The board of directors of LFSI believes the merger is fair and in the best interests of its stockholders and is a result of an arm's length negotiations between the parties.

Pursuant to the terms of the Merger Agreement, each outstanding option or warrant issued to LST employees in connection with RCG's acquisition of LST will either be converted with the appropriate adjustment into an option or warrant to purchase LFSI common stock or will be terminated pursuant to their terms. If options or warrants are terminated pursuant to the terms of outstanding warrant or stock option agreements, or RCG's stock option plan, LFSI will grant warrants or options to holders of these securities. Newly granted options or warrants will be proportionate to the terminated amount and will have a exercise price equal to the market price of LFSI common stock.

The foregoing description is not a description of all of the material terms of the transaction. You should read the documents that are attached as exhibits to this report for a more complete understanding of the transaction.

Statements in this filing about anticipated or expected future revenue or growth or expressions of future goals or objectives, including statements regarding whether current plans to grow and strengthen the company's existing network will be implemented or accomplished, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements in this filing are based upon information available to the Company on the date of this release. Any forward-looking statements involve risks and uncertainties, including the risk that the Company will be unable to grow or strengthen its business due to a lack of capital or an inability to expand direct sales operations, to establish new or maintain relationships with homebuilders, to adapt to rapidly changing technologies and developing markets, to establish LFSI's brand name, or to execute a national franchise strategy, as well as those risks and uncertainties described in the Company's other filings with the Securities and Exchange Commission, that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements.

ITEM 5. Other Events and Regulation FD Disclosure.

Pursuant to the terms of the Merger Agreement, LFSI elected Mr. Paul Johnson to the LFSI's Board of Directors, increasing the LFSI Board from one member to two. As a result of Mr. Johnson's appointment as a director, LFSI board currently consists of Mr. Randy Howell and Mr. Paul Johnson. Additionally, Paul Johnson was appointed Chief Executive Officer of LFSI.




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ITEM 7. Financial Statements and Exhibits.

No financial statements are filed herewith. The Registrant shall file financial statements by amendment hereto not later than 60 days after the date that this initial report on Form 8-K must be filed.

(c) Exhibits included herewith:

2.1 Agreement and Plan of Merger dated August 30, 2002 among eResource Capital
Group,  Inc.,  LST,  Inc.,   Lifestyle   Innovations,   Inc.,  and  LFSI  Merger
Corporation.

2.2 Press release dated September 5, 2002 by Lifestyle Innovations, Inc.

2.3 Press release dated September 10, 2002 by Lifestyle Innovations, Inc.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Lifestyle Innovations, Inc.

Date: September 20, 2002                      By: /s/ Paul Johnson
                                              ----------------------------------
                                              Paul Johnson,
                                              Chief Executive Officer


                                  EXHIBIT INDEX

2.1 Agreement and Plan of Merger dated August 30, 2002 among eResource Capital
Group,  Inc.,  LST,  Inc.,   Lifestyle   Innovations,   Inc.,  and  LFSI  Merger
Corporation.

2.2 Press release dated September 5, 2002 by Lifestyle Innovations, Inc.

2.3 Press release dated September 5, 2002 by Lifestyle Innovations, Inc.


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EXHIBIT 2.1



                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                         eRESOURCE CAPITAL GROUP, INC.,

                                   LST, INC.,

                           LIFESTYLE INNOVATIONS, INC.

                                       and

                                LFSI MERGER CORP.



                           Dated as of August 30, 2002






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                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of August 30, 2002, by and among eResource Capital Group, Inc., a Delaware corporation (the "RCG"), LST, Inc., a Delaware Corporation ("Lifestyle"), Lifestyle Innovations, Inc., a Nevada corporation ("Parent") and LFSI Merger Corp., a Nevada corporation and wholly-owned subsidiary of Parent ("Merger Sub").

                                    RECITALS

         WHEREAS, Parent owns all the issued and outstanding common stock, par value $.01 per share, of Merger Sub;

         WHEREAS, RCG currently owns all the issued and outstanding common stock ("Lifestyle Common Stock"), par value $.001, of Lifestyle;

         WHEREAS, RCG desires for Parent to acquire Lifestyle via a merger of Merger Sub with and into Lifestyle (the "Merger"), with Lifestyle as the Surviving Corporation (as defined herein) in the Merger in accordance with the terms and conditions of this Agreement and the plan of merger attached hereto as Exhibit A (the "Plan of Merger");

         WHEREAS, as a result of the Merger, Lifestyle, as the surviving corporation, would become a direct wholly owned subsidiary of Parent, and the separate corporate existence of Merger Sub would cease;

         WHEREAS, as a result of the Merger, RCG would receive shares of common stock, par value $.001 per share, of Parent (the "Parent Common Stock") in exchange for the shares of Lifestyle Common Stock held by it;

         WHEREAS, the issuance of Parent Common Stock to RCG will be made in reliance on an exemption from registration under federal and state securities laws; and

         WHEREAS, the parties hereto intend that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code (as hereinafter defined).

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows: I.
DEFINITIONS
A.       Definitions.

                   "Affiliate" means, as to a specified Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person.

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                   "Bylaws" means, with respect to a Person other than a natural person, the bylaws or other comparable document adopted by such Person, under the laws of the jurisdiction in which such Person is organized, to govern the operation of such Person with respect to matters not specifically addressed in such Person's Certificate of Incorporation, as such documents may be amended from time to time.

                  "Certificate of Incorporation" means, with respect to a Person other than a natural person, the certificate or articles of incorporation or other comparable document required to establish the existence, and to evidence the continued existence, of such Person under the laws of the jurisdiction in which such Person is organized, as such documents may be amended from time to time.

                  "Code" means the Internal Revenue Code of 1986, as amended (including any successor code), and the rules and regulations promulgated thereunder.

                   "Employees" means those current and former employees of Lifestyle and the Subsidiaries, and any other employees of Lifestyle or the Subsidiaries performing services primarily for Lifestyle or the Subsidiaries who are hired between the date hereof and the Closing Date.

                   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, self-regulatory or administrative functions of or pertaining to government.

                   "Lifestyle Disclosure Schedule" means the Lifestyle Disclosure Schedule delivered simultaneously herewith.

                  "Lifestyle Material Adverse Effect" means a materially adverse effect on the business, results of operations or financial condition of Lifestyle and the Subsidiaries, taken as a whole.

                   "Merger Consideration" means 16,000,000 shares of Parent Common Stock, subject to adjustment as set forth in Section 2.8(c) and 2.10 (d).

                   "Parent Disclosure Materials" shall mean the following

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materials provided by Parent to RCG: (i) Parent's current report on Form 8-K filed with the SEC on September 12, 2001; (ii) Parent's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001; (iii) Parent's quarterly report on Form 10-QSB for the quarter ended March 31, 2002; (iv) Parent's proxy statement filed June 4, 2002 for its annual meeting of stockholders; and (v) Parent's Confidential Private Placement Memorandum dated July 16, 2002.

                   "Parent Disclosure Schedule" means the Parent Disclosure Schedule delivered simultaneously herewith.

                  "Parent Material Adverse Effect" means a materially adverse effect on the business, results of operations, prospects or financial condition of Parent and its subsidiaries, taken as a whole.

                   "Person" means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or, as applicable, any other entity.

                   "Securities Act" means the Securities Act of 1933, as amended.

                  "Straddle Period" means any tax period beginning before and ending after the Closing Date.

                  "Subsidiary" or "Subsidiaries" means, as to Lifestyle, any Person of which at least a majority of the outstanding shares or other equity interests having ordinary voting power for the election of directors or comparable managers of such Person is owned, directly or indirectly, by Lifestyle.
II.
THE MERGER
B. The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 2.3), Merger Sub shall merge with and into Lifestyle in accordance with General Corporation Law of the State of Delaware ("DGCL"). Also at the Effective Time, the separate corporate existence of Merger Sub shall cease and Lifestyle shall continue as the surviving corporation in the Merger (the "Surviving Corporation") in accordance with DGCL and with all the rights, privileges, properties, immunities and powers, and subject to all the duties and liabilities, of a corporation organized under DGCL. C. Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 10.1, and subject to the satisfaction or waiver of the conditions set forth in
Article IX, the closing of the Merger (the "Closing") will take place at 10:00 a.m., local time, on the second business day following the date on which the last to be fulfilled or waived of the conditions set forth in Article IX shall be fulfilled or waived in accordance with this Agreement, unless another date, time or place is agreed to by the parties hereto (the "Closing Date"), at the offices of RCG, 5935 Carnegie Boulevard, Suite 101, Charlotte, NC 28209.
D. Effective Time. The parties hereto shall file with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") on the Closing Date (or on such other date as the parties may agree) articles and a certificate of merger or other appropriate documents, executed in accordance with the relevant provisions of the DGCL, and make all other filings or recordings required under the DGCL in connection with the Merger. The Merger shall become effective upon the filing of the articles of merger with the Delaware Secretary of State, or at such later time specified in such articles of merger (the "Effective Time"). E. Certificate of Incorporation. The Certificate of Incorporation of Lifestyle in effect immediately prior to the Effective Time shall, from and after the Effective Time, be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with their terms and as provided by the DGCL.

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

F. Bylaws. The Bylaws of Lifestyle in effect immediately prior to the Effective Time shall, from and after the Effective Time, be the bylaws of the Surviving Corporation after the Effective Time until thereafter amended in accordance with their terms and as provided by the DGCL.
G. Directors. The directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws, as in effect following the Effective Time.
H. Officers. The officers of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws, as in effect following the Effective Time.
I.   Effect on Lifestyle Common Stock.
1. Outstanding Lifestyle Common Stock. Each share of Lifestyle Common Stock issued (and not cancelled or retired) immediately prior to the Effective Time (other than shares of Lifestyle Common Stock cancelled in accordance with
Section 2.8(b) below) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive from Parent the Merger Consideration. The Merger Consideration shall be issued to RCG without registration under the Securities Act, as amended, or any state securities laws, in reliance on exemptions from registration for transactions not involving a public offering or, in the case of certain state securities laws, in reliance on other exemptions; provided, however, RCG shall be entitled to registration rights with respect to the Merger Consideration within six (6) months of the Closing, as set forth in Section 7.9 below. 2. Treasury Shares. Each share of Lifestyle Common Stock that is held as a treasury share by Lifestyle at the Effective Time (collectively, the "Treasury Shares"), shall, by virtue of the Merger and without any action on the part of Lifestyle or Parent, be cancelled and retired and cease to exist, without any conversion thereof.
3. Impact of Stock Splits, etc. In the event of any change in Parent Common Stock between the date of this Agreement and the Effective Time by reason of any stock split, stock dividend, subdivision, reclassification, recapitalization, combination, exchange of shares or the like, the aggregate Merger Consideration, as provided in this Agreement, shall be appropriately adjusted to take into account such change in Parent Common Stock.
J. Effect on Capital Stock of Merger Sub. Each share of common stock, no par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one (1) share of common stock, par value $.001, of the Surviving Corporation, and such shares shall, collectively, represent all of the issued and outstanding capital stock of the Surviving Corporation, following the Effective Time.
K. Surrender of Shares; Payment of Merger Consideration. 4. At the Closing, RCG shall surrender to Parent the certificate(s) representing the issued and outstanding shares of Lifestyle Common Stock held by RCG duly endorsed to Parent in blank or together with separate stock transfer powers duly endorsed by RCG for surrender of such shares of Lifestyle Common Stock to Parent pursuant to the Merger and having the signature of a duly authorized representative of RCG on such stock transfer power guaranteed by a national bank or member firm of a registered national securities exchange or with such other guarantee as may be required by Parent's transfer agent. 5. At the Closing, and upon surrender of the certificate(s) representing Lifestyle Common Stock in accordance with Section 2.10(a), Parent shall deliver to RCG a certificate or certificates evidencing the Merger Consideration. Each certificate delivered by Parent in accordance with this
     Section 2.10(b) shall bear the legend set forth in Section 7.10 hereof. 6. The Merger Consideration paid upon the surrender for exchange of the certificate representing the shares of Lifestyle Common Stock (other than Treasury Shares) in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Lifestyle Common Stock theretofore represented by such certificate.

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                  (d) The Merger Consideration shall be adjusted to the extent necessary to prevent the product of (i) the number of shares of Parent Common Stock issued to RCG and (ii) the average closing stock price of Parent's Common Stock over the twenty (20) days immediately preceding the Closing, from being less than Sixteen Million Dollars ($16,000,000). III.
REPRESENTATIONS AND WARRANTIES REGARDING LIFESTYLE

         Lifestyle hereby represents and warrants to Parent and Merger Sub as follows:
L. Organization and Qualification. Lifestyle is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted. Lifestyle has delivered or made available to Parent a true and complete copy of its Certificate of Incorporation and Bylaws (or similar organizational documents).
M. Authorization. Lifestyle has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Lifestyle and the performance by Lifestyle of its obligations hereunder and the consummation by Lifestyle of the transactions contemplated hereby, have been duly authorized by the board of directors of Lifestyle (the "Lifestyle Board") and no other corporate action on the part of Lifestyle is necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Lifestyle and constitutes a valid and binding obligation of Lifestyle, enforceable against Lifestyle in accordance with its terms, subject (a) to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and (b) as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).
N. No Violation. None of the execution and delivery of this Agreement by Lifestyle, the performance by Lifestyle of its obligations hereunder, nor the consummation by Lifestyle of the transactions contemplated hereby will
     (a) violate, conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws (or similar organizational documents) of Lifestyle or (b) violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any Governmental Authority applicable to Lifestyle or any of the Subsidiaries or any of their respective assets, except in each case as would not have a Lifestyle Material Adverse Effect.
O.   Capitalization.
7. The authorized capital stock of Lifestyle consists of 20,000,000 shares of common stock, $.001 par value. As of the date hereof, one (1) share of Lifestyle Common Stock is issued and outstanding to RCG. The issued and outstanding share of Lifestyle Common Stock has been validly issued, fully paid, and non-assessable.
8. Except as set forth in Section 3.4(b) of the Lifestyle Disclosure Schedule, there are no (i) options, warrants, calls, subscriptions, conversion or other rights, agreements or commitments obligating Lifestyle to issue any additional shares of capital stock or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of capital stock of Lifestyle, or (ii) restrictions on transfer of any shares of capital stock of Lifestyle (other than pursuant to this Agreement).

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P.   Subsidiaries.
9. Section 3.5 of the Lifestyle Disclosure Schedule sets forth (i) the names of all Subsidiaries and their respective jurisdictions of incorporation and (ii) the name and number of all authorized, issued and outstanding shares of capital stock of each Subsidiary.
10. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid, and non-assessable and are owned of record and beneficially by Lifestyle, free and clear of any Liens. 11. There are no (i) options, warrants, calls, subscriptions, conversion or other rights, agreements or commitments obligating any of the Subsidiaries to issue any additional shares of capital stock of such Subsidiary or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of such capital stock, or (ii) restrictions on the transfer of any shares of capital stock of any such Subsidiary (other than pursuant to this Agreement).

Q.   Financial Statements.
12. Lifestyle has made available to Parent true and complete copies of the following (the "Financial Statements"): a. Financial statements used in RCG's audited consolidated financial statements for the year ended June 30, 2001; and
(ii) Financial statements used in RCG's unaudited interim consolidated financial statements for the quarter ended March 31, 2002 (the "Balance Sheet"). (b) The Financial Statements were, prepared from and are in accordance with, the books and records of Lifestyle and the Subsidiaries. The
Financial Statements were prepared in all material respects in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") and fairly present the combined financial position and the combined results of operations of Lifestyle and the Subsidiaries as of the times and for the periods referred to therein, except that any such Financial Statements are subject to normal and recurring year-end adjustments.
R.   Absence of Undisclosed Liabilities.
There are no liabilities or obligations of Lifestyle or the Subsidiaries (including, without limitation, any Liens) that are required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP other than
(a) liabilities and obligations reflected or reserved against in the most recent Financial Statements for the quarter ended March 31, 2002 and not heretofore discharged, (b) liabilities and obligations incurred since March 31, 2002 in the ordinary course of business as the Lifestyle business has been conducted during the previous year and that are not material (provided that any liability in excess of $100,000 shall be deemed material for this purpose), or (c) liabilities and obligations disclosed in Section 3.7 of the Lifestyle Disclosure Schedule.
S.   Absence of Certain Changes.
Except as set forth in the Lifestyle Disclosure Materials,  disclosed in Section
3.8 of the Lifestyle Disclosure Schedule or as permitted or contemplated by this Agreement, since March 31, 2002, neither Lifestyle nor any Subsidiary has (a) conducted its business in any material respect other than in the ordinary

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course, (b) assumed, guaranteed or endorsed the obligations of any other Person,
(c) other than immaterial sales or dispositions of assets in the ordinary course of business (i) sold, transferred or otherwise disposed of any of its property or assets or (ii) mortgaged any of its property, (d) suffered any material casualty losses not covered by insurance, (e) amended its Certificate of Incorporation or Bylaws (or similar organizational documents), or (f) entered into any contract or other agreements to do any of the foregoing.
T.   Litigation.
Except as set forth in Section 3.9 of the Lifestyle Disclosure  Schedule,  there
are   no   actions,   suits,   arbitrations,   investigations   or   proceedings
("Litigation")  pending against Lifestyle or any of its Subsidiaries  before any
Governmental   Authority  or  arbitrator   involving   Lifestyle,   any  of  the
Subsidiaries,  or any of their respective assets. Except as set forth in Section
3.9 of the Lifestyle Disclosure Schedule, neither Lifestyle nor any Subsidiary is in default under any outstanding judgment, decree, injunction or order of any Governmental Authority or arbitrator.
U.   Property; Liens and Encumbrances.
13. Section 3.10 of the Lifestyle Disclosure Schedule contains a complete and accurate list of all real property owned or leased by either Lifestyle or any Subsidiary as of the date hereof. 14. Lifestyle and the Subsidiaries have good and valid leasehold interests in the Leased Properties and there are no pending condemnation proceedings affecting any of the Leased Properties.
V.   Certain Agreements.
Except as disclosed in Section 3.11 of the Lifestyle Disclosure Schedule or in the Financial Statements, neither Lifestyle nor any Subsidiary is a party to any written (i) agreement, contract, indenture or other instrument relating to the guarantee of any obligation for the borrowing of money; or (ii) any contract that (A) is material to the businesses of Lifestyle, and (B) requires annual expenditures of $200,000 or more and has a remaining term of 12 months or more (each of the foregoing a "Material Contract"). Each Material Contract is in full force and effect and has been complied with in all material respects by Lifestyle and/or the applicable Subsidiary and, to the knowledge of Lifestyle, has been complied with in all material respects by all other parties thereto. Except as set forth in Section 3.11 of the Lifestyle Disclosure Schedule, no consent is required under any Material Contract in connection with the consummation of the transactions contemplated by this Agreement. W. Claims for Indemnification. Section 3.12 of the Lifestyle Disclosure Schedule contains (a) a description of any claims made by Lifestyle or any Subsidiary, or contemplated to be made by Lifestyle or an Subsidiary, for indemnification or reimbursement of amounts with respect to assets or subsidiaries owned, previously owned or acquired by Lifestyle or any Subsidiary, and (b) a description of any claims made against Lifestyle or any Subsidiary for indemnification or reimbursement of amounts with respect to assets or subsidiaries owned, previously owned or acquired by Lifestyle or any Subsidiary.
X.   Labor Matters.
15. Neither Lifestyle nor any Subsidiary is a party to any labor or collective bargaining agreement. 16. No Employees are represented by any labor organization that is certified to represent such employees under the National Labor Relations Act or other applicable law. No labor organization or group of Employees has made a pending demand for recognition, certification, successor rights or a related employer declaration, and there are no representation, certification, successor rights or related employer proceedings or petitions or applications for certification seeking a representation proceeding presently pending with the National Labor Relations Board or any other labor relations tribunal or authority.

17. There are no strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances or other material labor disputes pending against or involving Lifestyle or any Subsidiary, to the extent applicable to the Employees. 18. As of the date hereof, there are no pending complaints, charges or claims against Lifestyle or any Subsidiary brought or filed with any Governmental Authority, arbitrator or court based on, arising out of, in connection with or otherwise relating to the employment or termination of employment by Lifestyle or any Subsidiary or, relating to the Employees or other Persons providing services to or on behalf of Lifestyle or any Subsidiary.
Y.   Bonuses.
No officer, director, employee or agent of Lifestyle or any Subsidiary, or any other Person, is a party to or beneficiary of any written contract pursuant to which such Person shall receive or is entitled to receive any retention or other transaction bonus or other payment (a "Transaction Bonus") from either Lifestyle or any Subsidiary in connection with the transactions contemplated hereby.
Z.   Brokers.
None of Lifestyle, the Subsidiaries or their respective directors, officers, employees or agents has employed any investment banker, broker or finder in connection with the transactions contemplated hereby.

IV.  REPRESENTATIONS AND WARRANTIES OF RCG

         RCG represents and warrants to Parent and Merger Sub as follows:
AA. Authorization. RCG has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by RCG, the performance by it of its respective obligations hereunder, and the consummation by RCG of the transactions contemplated hereby, have been duly authorized. No other action on the part of RCG is necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by RCG and constitutes the valid and binding obligation of the RCG, enforceable against it in accordance with its terms, subject (a) to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and (b) as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

BB. No Violation.
Neither the execution and delivery by RCG of this Agreement, the performance by RCG of the obligations hereunder nor the consummation by RCG of the transactions contemplated hereby will (a) violate, conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of RCG or (b) violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any Governmental Authority applicable to RCG or any of RCG's assets, except in each case as would not have a Lifestyle Material Adverse Effect or a material adverse effect on the transactions contemplated hereby.

CC.  Brokers.
RCG, nor any director, officer, employee or agent of RCG, has employed any investment banker, broker or finder in connection with the transactions contemplated hereby.

DD. Ownership of Lifestyle Common Stock. The issued and outstanding shares of Lifestyle Common Stock are owned beneficially and of record by RCG. RCG has the full and unrestricted power to sell, assign, transfer and deliver the shares of Lifestyle Common Stock to Parent in accordance with the terms of this Agreement, free and clear of liens or encumbrances.

EE.      Investment Representations.
RCG hereby makes the following representations and warranties to Parent, and RCG understands that Parent is materially relying upon such representations and warranties: 19. RCG hereby acknowledges that the issuance of Parent Common Stock to RCG pursuant to this Agreement will not initially be registered under the Securities Act or under the securities laws of the States of North Carolina, Delaware, or any other state, and that the Parent Common Stock so issued may not be resold or otherwise transferred until such transaction is registered under the Securities Act or an exemption from the registration requirements of the Securities Act and applicable state securities laws are available. Furthermore, RCG is aware of the restrictions which may be imposed by the Parent or the federal or state securities laws on the distribution of the securities, including, but not limited to, restrictive legends on the stock certificates.
20. RCG acknowledges having reviewed the Parent Disclosure Materials. RCG understands and acknowledges that an investment in the securities is highly speculative and includes a high degree of risk.
21. RCG agrees to execute and deliver to Parent an investor questionnaire in such form as Parent shall reasonably require.
22. RCG understands that the stock certificate(s) which will be issued will initially bear a legend as provided in Section
7.9(e).
23. RCG represents and warrants that it has such knowledge and experience in business and financial matters to enable RCG to utilize the information given to RCG in connection with this investment in order for RCG to evaluate the merits and risks of the investment and to make an informed investment decision.
24.      RCG acknowledges and agrees that:
b. no federal or state agency has passed upon the securities or made any finding or determination as to the fairness of an investment in the securities; and c. the representations, warranties, agreements, undertakings and acknowledgements made by RCG in this Agreement are made with the intent that they be relied upon by the Parent in determining the suitability of RCG as a purchaser of the securities, and RCG undertakes to notify the Parent of any change in any representation, warranty or other information relating to RCG set forth herein.

V.  REPRESENTATIONS AND WARRANTIES OF PARENT

         Parent represents and warrants to RCG and Lifestyle as follows:
FF. Organization, Qualifications and Operations. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted. Parent has delivered or made available to RCG and Lifestyle a true and complete copy of its Certificate of Incorporation and Bylaws (or similar organizational documents). GG. Authorization. Parent has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent, the performance by Parent of its obligations hereunder, and the consummation by Parent of the transactions contemplated hereby, have been duly authorized by the board of directors of Parent and, if applicable, the stockholders of Parent. No other corporate action on the part of Parent is necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. When issued in accordance with this Agreement, the shares of Parent Common Stock comprising the Merger Consideration will be duly authorized, validly issued, fully paid and non-assessable and not issued in violation of any preemptive rights. This Agreement has been duly and validly executed and delivered by Parent and constitutes the valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject (a) to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and (b) as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).
HH.      No Violation.
None of the execution and delivery by Parent of this Agreement, the performance by Parent of its obligations hereunder nor the consummation by Parent of the transactions contemplated hereby will (a) violate, conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws (or similar organizational documents) of Parent, (b) violate or conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under the terms, conditions or provisions of any agreement to which Parent is a party or (c) violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any Governmental Authority applicable to Parent or any of its assets, except in each case as would not have a Parent Material Adverse Effect.
II. Consents and Approvals. Except as set forth in Section 5.4 of the Parent Disclosure Schedule, no filing or registration with, no notice to and no permit, authorization, consent or approval of any third party or any Governmental Authority is necessary for Parent to enter into this Agreement or for the consummation by Parent of the transactions contemplated by this Agreement (collectively, the "Parent Approvals").
JJ. Brokers. Neither Parent nor any of its directors, officers, employees or agents has employed any investment banker, broker or finder in connection with the transactions contemplated hereby. KK. Parent Disclosure Materials. Except as disclosed on Schedule 5.6, as of their respective dates none of the Parent Disclosure Materials together with the Parent Disclosure Schedule (including all exhibits and schedules thereto and documents incorporated by reference therein) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Parent Disclosure Materials at the time of filing complied in all material respects with the Securities Act and the Exchange Act. As of the date hereof, there are no claims, actions, proceedings or investigations pending or, to the best knowledge of Parent, threatened against Parent or any subsidiary of Parent, or any properties or rights of Parent or of any of the subsidiaries of Parent, before any court, administrative, governmental or regulatory authority or body which is or will be required to be described in any Parent Disclosure Materials that is not so described.
LL. Absence of Certain Changes or Events. Except as set forth in the Parent Disclosure Materials or in Section 5.7 of the Parent Disclosure Schedule, since December 31, 2001, there has not been any event that has had, or that Parent reasonably expects to have, a Parent Material Adverse Effect and Parent has not
(a) incurred any indebtedness for borrowed money or assumed, guaranteed or endorsed the obligations of any other Person, (b) amended its Certificate of Incorporation or Bylaws (or similar organizational documents), (c) entered into any contract or other agreements to do any of the foregoing.
MM.               Capitalization.
25. The authorized capital stock of the Parent consists of 249,000,000 shares of common stock, $.001 par value. As of the date hereof, 3,953,878 shares of Parent Common Stock are issued and outstanding. All of the issued and outstanding shares of Parent Common Stock have been validly issued, are fully paid, and non-assessable and were not issued in violation of any preemptive rights. All of the issued and outstanding shares of Parent Common Stock were issued in compliance with all applicable state and federal securities laws and with disclosure of the transactions contemplated by this Agreement.

26. Except as set forth in Section 5.8(b) of the Parent Disclosure Schedule, there are no (i) options, warrants, calls, subscriptions, conversion or other rights, agreements or commitments obligating the Parent to issue any additional shares of capital stock or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of capital stock of the Parent, (ii) agreements or commitments obligating the Parent to repurchase, redeem or otherwise acquire any shares of its capital stock, (iii) restrictions on transfer of any shares of capital stock of the Parent (other than pursuant to this Agreement) or (iv) voting or similar stockholder agreements relating to any shares of capital stock of the Parent. 27. Except as set forth in Section 5.8(c) of the Company Disclosure Schedule, the Company does not own, directly or indirectly, five percent (5%) or more of the outstanding voting securities of, or otherwise possess, directly or indirectly, the power to direct or cause the direction of the management or policies, of any Person.
NN. Taxes.28. Except as set forth in Section 5.9 of the Parent Disclosure Schedule, Parent has filed or caused to be filed on a timely basis, or will file or cause to be filed on a timely basis, all tax returns that are required to be filed by Parent and each subsidiary prior to or on the Closing Date, pursuant to the law of each Governmental Authority with taxing power over Parent and its subsidiaries. All such tax returns were or will be, as the case may be, correct and complete. Parent has paid or will timely pay all taxes that have or will become due prior to or on the Closing Date, as shown on such tax returns or pursuant to any assessment received as an adjustment to such tax returns, except such taxes, if any, as are being contested in good faith and disclosed on
Schedule 5.9. Parent has not requested and is not currently the beneficiary of any extension of time within which to file any tax return. No claim has been made by a taxing authority (i) that is pending or, to the best knowledge of Parent, threatened with respect to any taxes due from or with respect to Parent or any subsidiary and (ii) of a jurisdiction where Parent does not file a tax return that it is or may be subject to taxation in that jurisdiction. There are no liens for taxes upon the assets or properties of Parent or any subsidiary, except for statutory liens for current taxes not yet due. No deficiency for any tax has been proposed, asserted or assessed against Parent that has not been resolved or paid in full. No power of attorney has been granted by Parent with respect to any matters related to taxes that is currently in force. No special elections regarding taxes have been filed by Parent with any taxing authority. Neither Parent nor any subsidiary is a party to, or has any liability or obligation with respect to, any agreement relating to the sharing or allocation of taxes, any indemnification agreement with respect to, taxes, or any similar contract or arrangement. Neither Parent nor any subsidiary is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Parent has not waived or been requested to waive any statute of limitations in respect of taxes. Parent and each subsidiary have tax years ending on December 31 for federal income tax purposes. Neither Parent nor any subsidiary is or has been doing business in, is or has been engaged in a trade or business in, or has business in force in any jurisdiction in which it has not filed all required tax returns. Neither Parent nor any subsidiary has been a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement or (B) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the transaction to be undertaken pursuant to this Agreement. Neither Parent nor any subsidiary has ever been a member of any affiliated, consolidated, combined, or unitary group of corporations filing tax returns. Without limiting the foregoing, Parent does not have any liability for any tax (relating to Parent or any interest therein) except (x) taxes disclosed on Schedule 5.9, and (y) taxes fully reserved on Parent's financial statements. Parent has withheld and paid all taxes required to have been withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

OO.      Litigation.
There are no actions, suits, arbitrations, investigations or proceedings pending or, to the knowledge of Parent, threatened against Parent or any of its affiliates before any Governmental Authority or arbitrator involving Parent, any of its subsidiaries, or any of their respective assets. Neither Parent nor any of its subsidiaries is in default under any outstanding judgment, decree, injunction or order of any Governmental Authority or arbitrator.
PP.      Environmental Matters.
Except as disclosed on Section 5.11 of the Parent Disclosure Schedule:
(a) the operations of Parent and its subsidiaries and the real property currently owned, leased or operated by Parent or any subsidiary are in compliance and, during the period of the ownership or tenancy of Parent or the subsidiary have materially been in compliance, with all applicable federal, state, provincial or local laws relating to the environment, natural resources, and pollution ("Environmental Laws"). (b) no judicial or administrative proceedings or investigations are pending or, to the knowledge of Parent, threatened against Parent or any subsidiary, pursuant to any applicable Environmental Laws; and (c) no condition exists on any real property currently (or to the knowledge of Parent, formerly) owned, operated or leased by Parent or any subsidiary arising out of or resulting from any release, emission, spill or leak of any hazardous material that could reasonably be expected to result in Parent or any subsidiary incurring any liability under Environmental Laws and no such property is listed or has been proposed for listing on the National Priorities List or the Comprehensive Environmental Response Compensation and Liability and Information System (CERCLIS).

VI.
REPRESENTATIONS AND WARRANTIES OF MERGER SUB

         Parent and Merger Sub represent and warrant to RCG and Lifestyle as follows:
QQ. Organization, Qualifications and Operations. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted. Merger Sub has delivered or made available to RCG and Lifestyle a true and complete copy of its Certificate of Incorporation and Bylaws (or similar organizational documents).
RR.  Capital Structure.
The authorized capital stock of Merger Sub consists of 10,000 shares of common stock, $.01 par value, all of which are issued and outstanding and owned of record and beneficially by Parent, free and clear of all Liens. All outstanding shares of capital stock of Merger Sub are duly authorized, validly issued, fully paid, and non-assessable. Merger Sub has no outstanding options, warrants, subscriptions or other rights, agreements or commitments that obligates it to issue, sell or transfer, repurchase, redeem or otherwise acquire or vote any shares of the capital stock of Merger Sub.

SS. Authorization. Merger Sub has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Merger Sub, the performance by Merger Sub of its respective obligations hereunder, and the consummation by Merger Sub of the transactions contemplated hereby, have been duly authorized by the board of directors and sole stockholder of Merger Sub. No other corporate action on the part of Merger Sub is necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Merger Sub and constitutes the valid and binding obligation of Merger Sub, enforceable against Merger Sub in accordance with its terms, subject
(a) to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and (b) as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).
TT.      No Violation.
None the execution and delivery by Merger Sub of this Agreement, the performance by Merger Sub of the obligations hereunder nor the consummation by Merger Sub of the transactions contemplated hereby will (a) violate, conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws (or similar organizational documents) of Merger Sub, or (b) violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any Governmental Authority applicable to Merger Sub or any of its assets, except in each case as would not have a Parent Material Adverse Effect. UU. Consents and Approvals. Except as set forth in Section 6.5 of the Parent Disclosure Schedule, no filing or registration with, no notice to and no permit, authorization, consent or approval of any third party or any Governmental Authority is necessary for Merger Sub to enter into this Agreement or for the consummation by Merger Sub of the transactions contemplated by this Agreement (collectively, the "Merger Sub Approvals").
VV.      Brokers.
Neither Merger Sub nor any of its directors, officers, employees or agents has employed any investment banker, broker or finder in connection with the transactions contemplated hereby.
WW.      No Prior Activities.
Except for this Agreement, Merger Sub (i) was recently formed, (ii) has not entered into any agreements or arrangements with any person and (iii) is not subject to or bound by any obligation or undertaking. Except as contemplated by this Agreement, Merger Sub has not engaged, directly or indirectly, in any business activities of any type or kind.

VII.  ADDITIONAL AGREEMENTS
XX.      Lifestyle Shares.
During the period from the date of this Agreement and continuing through the Closing Date, and except as otherwise provided herein, RCG shall not, with respect to shares of Lifestyle Common Stock that RCG is the record or beneficial owner of, (i) deposit such shares of Lifestyle Common Stock into a voting trust or enter into a voting agreement or arrangement with respect to such shares of Lifestyle Common Stock or grant any proxy with respect thereto or (ii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, pledge, transfer or other disposition of any of its shares of Lifestyle Common Stock.

YY. Access to Information;
Confidentiality. Between the date hereof and the Closing Date, Lifestyle shall, and shall cause the Subsidiaries to, give to Parent and its counsel, accountants and other authorized representatives and agents, all reasonable access, during regular business hours to any and all of Lifestyle's and its Subsidiaries' respective premises, properties, contracts, books and records, and will cause their respective officers and employees to furnish to Parent and its representatives, except where prohibited by law, any and all data and information pertaining, directly or indirectly, to Lifestyle or the Subsidiaries that Parent shall from time to time reasonably request, and shall permit Parent and its representatives to make extracts and copies thereof. During such period, Lifestyle shall furnish promptly to Parent all information and documents concerning the business, properties and personnel of Lifestyle and the Subsidiaries as Parent may reasonably request. Except as required by law, each of Parent and Lifestyle agree that, until the earlier of (i) two (2) years from the date of this Agreement and (ii) the Effective Time, each of Parent, Lifestyle, and their respective subsidiaries will not, and Parent and Lifestyle will cause their respective directors, officers, employees, agents, accountants, counsel, financial advisors and other representatives and Affiliates (collectively, "Representatives") not to, disclose any nonpublic information obtained from Parent or Lifestyle, as the case may be, to any other person, in whole or in part, other than to its Representatives in connection with an evaluation of the transactions contemplated by this Agreement, and, in the event this Agreement is terminated, each of Parent, Lifestyle, and their respective subsidiaries and Affiliates will not, and Parent and Lifestyle will cause their respective Representatives not to, use any of such nonpublic information to directly or indirectly divert or attempt to divert any business, customer, director, officer or employee of the other.
ZZ. Public Announcements.
The parties hereto will consult with each other and will mutually agree (the agreement of each party not to be unreasonably withheld or delayed) upon the content and timing of any press release or other public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation and agreement, except as may be required by applicable law or by obligations pursuant to any listing agreement with any securities exchange or any stock exchange regulations as advised by counsel; provided, however, that each party will give prior notice to the other parties of the content and timing of any such press release or other public statement required by applicable law or by obligations pursuant to any listing agreement with any securities exchange or any stock exchange regulations.
AAA. Taxes.

         (a) Tax Returns Due on or Before the Closing Date. RCG shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for Lifestyle or any Subsidiary due on or before the Closing Date. RCG shall pay, or cause Lifestyle or any Subsidiary to pay, all Taxes shown as due on such Tax Returns. All such Tax Returns shall be prepared and filed in a manner that is consistent with prior practice, except as required by a change in applicable law.

         (b) Straddle Period Tax Allocation. For purposes of Section 7.4(a), in the case of any Taxes that are imposed on a periodic basis and are payable for a Straddle Period, the portion of such Tax that relates to the portion of such Tax period beginning before and ending on the Closing Date shall (i) in the case of any Taxes other than income Taxes or Taxes based on gross receipts or capital, be deemed to be the amount of such Tax for the entire Tax period multiplied by a fraction, the numerator of which is the number of days in the Tax period ending on the Closing Date and the denominator of which is the number of days in the entire Tax period and (ii) in the case of any income Taxes or Taxes based on gross receipts or capital, be deemed equal to the amount that would be payable if the relevant Tax period ended on the Closing Date.

BBB. Consents, Approvals and Filings.
Parent will make, and cause its subsidiaries to make, all necessary filings, including, without limitation, those required under the securities laws in order to facilitate the prompt consummation of the Merger and the other transactions contemplated by this Agreement. In addition, Parent, Merger Sub, RCG and Lifestyle will each use their respective commercially reasonable efforts, and will cooperate fully and in good faith with each other, (a) to comply as promptly as practicable with all governmental requirements applicable to the Merger and the other transactions contemplated by this Agreement, and (b) to obtain as promptly as practicable all necessary permits, orders or other consents of Governmental Authorities and consents of all third parties necessary for the consummation of the Merger and the other transactions contemplated by this Agreement. Each of Parent, Merger Sub, RCG and Lifestyle shall use their respective commercially reasonable efforts to promptly provide such information and communications to Governmental Authorities as such Governmental Authorities may reasonably request. Each of the parties hereto shall provide to the other parties copies of all applications in advance of filing or submission of such applications to Governmental Authorities in connection with this Agreement and shall make such revisions thereto as reasonably requested by each other party hereto. Each of the parties hereto shall provide to the other parties the opportunity to participate in all meetings and material conversations with Governmental Authorities with respect to the matters contemplated by this Agreement.
CCC. Third Party Proposals.
Neither Lifestyle nor RCG nor any of their respective Affiliates shall directly or indirectly solicit, encourage or facilitate inquiries or proposals, or enter into any definitive agreement, with respect to, or initiate or participate in any negotiations or discussions with any Person concerning, any acquisition or purchase of all or a substantial portion of the assets of, or of any equity interest in, Lifestyle or any merger or business combination with Lifestyle other than as contemplated by this Agreement (each, an "Acquisition Proposal") or furnish any information to any such Person. Lifestyle and RCG any of their respective Affiliates and agents shall notify Parent immediately if any Acquisition Proposal (including the terms thereof) is received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated with, any of Lifestyle, RCG any of their respective Affiliates. Lifestyle and RCG shall cause their respective officers, directors, agents, advisors and Affiliates to comply with the provisions of this Section 7.6.
DDD. Stock Options.
Each outstanding option or warrant issued to Lifestyle employees, or in connection with RCG's acquisition of Lifestyle, entitling the holder to purchase shares of RCG will (i) be terminated pursuant to the terms of the outstanding warrants or stock option agreements and the RCG stock option plan and Parent shall grant warrants to such warrant holders or options to the Surviving Corporation's employees entitling them to purchase shares of Parent Common Stock in a proportionate amount to the amount of warrants or options the respective employees or warrant holders had in RCG stock at an exercise price equal to the market price of Parent Common Stock on the day of grant; or (ii) be converted into an option or warrant to purchase Parent Common Stock with an appropriate adjustment to share numbers and a similar adjustment in exercise price. RCG will not grant any stock options to Lifestyle employees after the date hereof. Upon consummation of the Merger, Parent and the Surviving Corporation shall negotiate in good faith to enter into employee stock option agreements with the Surviving Corporation's and Lifestyle's employees hired on or after the date hereof or who do not have RCG stock options to be terminated or converted.

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

EEE. Post-Signing Financial Information.
Lifestyle and RCG shall, as promptly as practicable, provide to Parent any internally prepared management reports and any other financial data, projections and other information for the period from June 30, 2002 forward in time relating to Lifestyle and the Subsidiaries.
FFF. Registration Statement; Resales of Parent Common Stock.
As soon as reasonably practicable following the date hereof, but in no event later than ninety (90) days following the Closing Date, Parent shall, and RCG shall cooperate in taking steps to (i) prepare and file with the Securities Exchange Commission ("SEC"), a registration statement on the appropriate form to register resales by RCG of the Merger Consideration (the "Registration Statement") and (ii) use commercially reasonable efforts to cause such registration statement to be declared effective, and to maintain its effectiveness until such time as RCG has disposed of all of the Merger Consideration. Parent hereby grants to RCG a ten (10) year option to purchase up to One Million (1,000,000) shares of Parent Common Stock at a price per share equal to two-tenths (.2) times the last bid price of Parent Common Stock on the "Triggering Date" (hereinafter defined)(the "Stock Option"). The Stock Option will become exercisable if the Registration Statement is not filed within 90 days following the Closing Date (the "Triggering Date"). 29. All expenses incurred in connection with the registration pursuant to this Section 7.9 (excluding underwriters' and brokers' discounts and commissions), including, without limitation, all federal and "blue sky" registration, qualification and filing fees, printers' and accounting fees, fees and disbursements of counsel for RCG, shall be borne by the Parent. 30. In connection with the registration under this Section 7.9, Parent shall, as expeditiously as commercially reasonable: d. Furnish to RCG such number of copies of the Registration Statement, prospectus, and preliminary prospectus, in conformity with the requirements of the Securities Act and the Exchange Act, and such other documents as RCG may reasonably request in writing in order to facilitate the disposition of the Merger Consideration owned by it that are included in such Registration Statement. e. Use commercially reasonable efforts to register and qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by RCG, provided that Parent shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions. f. Notify RCG at any time when a prospectus relating thereto is required to be delivered under the Securities Act or the Exchange Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. g. Use commercially reasonable efforts to cause all the securities covered by the Registration Statement to be (x) listed on the American Stock Exchange, if the initial listing of such securities is then permitted under the rules of such exchange, or (y) authorized for quotation on a national quotation system.
31. To the extent permitted by law, Parent will indemnify and hold harmless RCG,

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

its officers and directors against any expenses, losses, claims, damages, or liabilities (joint or several) (or actions in respect thereof) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such expenses, losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):
h. any untrue statement of a material fact contained in such Registration Statement, preliminary prospectus, final prospectus, offering circular or other document contained therein or any amendments or supplements thereto; i. the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or
j. any violation or alleged violation by Parent of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement; and Parent will reimburse RCG, its officers and directors for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating, defending or settling any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 7.9(c) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Parent (which consent shall not be unreasonably withheld), nor shall Parent be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by RCG or its officers or directors.
32. RCG agrees that it will not sell, assign or transfer any of the Parent Common Stock received by it pursuant to the Merger except (i) pursuant to the Registration Statement or another registration statement that has been declared effective under the Securities Act, or (ii) in a transaction that is not required to be registered under the Securities Act; provided, however, that all such sales otherwise comply with restrictions that may be imposed by applicable law. Parent shall be entitled to condition the registration of transfer of any such Parent Common Stock not made pursuant to an effective registration statement upon the receipt of a written opinion of counsel addressed to Parent, which opinion and counsel shall be reasonably satisfactory to Parent, that such transfer is not required to be so registered.
33. Each certificate representing shares of Parent Common Stock issued to RCG at the Closing shall bear the following legend:

                  The shares represented by this certificate have not been registered under the Securities Act of 1933 or any state's securities laws, and such shares may not be resold or otherwise transferred unless they are subsequently registered or an exemption from applicable registration requirements is available.

The foregoing legend will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to Parent from counsel reasonably satisfactory to Parent to the effect that such legend is no longer required for purposes of the Securities Act.

GGG. Lifestyle Financial Information.
RCG shall furnish or cause to be furnished to Parent all financial statements pertaining to the business of Lifestyle and the Subsidiaries, together with accompanying reports and related consents of RCG's independent accounting firm, as applicable, which are required in order to satisfy Parent's disclosure requirements under the United States' securities laws as determined by Parent in its reasonable judgment. RCG shall also furnish or cause to be furnished to Parent any additional financial or other information regarding Lifestyle and its Subsidiaries which is needed, in the reasonable judgment of Parent, to permit the preparation of any tax returns and support of tax positions or the compliance with any other regulatory requirements.
HHH. Notice, Efforts to Remedy.
 During the period from the date of this
Agreement to the Effective Time, each party hereto shall promptly give written notice to the other parties hereto upon becoming aware of the occurrence of any event which would cause or constitute a breach of any of the representations, warranties or covenants of such party contained in this Agreement and shall use commercially reasonable efforts to prevent or promptly remedy the same. During the period from the date of this Agreement to the Effective Time, Parent shall promptly notify Lifestyle and RCG of the receipt by Parent of any notice of any governmental complaints, investigations or hearings (or communications indicting that the same may be contemplated).
         7.12 Parent Board Seats. RCG and Parent shall mutually elect one (1) member of Parent's Board of Directors and the Surviving Corporation's Board of Directors as of the Closing. Such Board representatives shall be entitled to receive the same expense reimbursements granted to outside Board representatives. The Board of Directors at Closing will elect the new Chief Executive Officer of Parent.
         7.13 Employee Benefits Plans. The Surviving Corporation's employees shall be eligible under, and Lifestyle employees shall continue under, the "Benefit Plans" (hereinafter defined) until the earlier of (i) the Surviving Corporation's election to opt out of the Benefit Plans, (ii) such time as RCG is required to remove the Surviving Corporation's employees from the Benefit Plans by the Benefit Plan providers, by law, or otherwise, and (iii) such time as is mutually agreed between RCG and the Surviving Corporation. At such time, Parent and the Surviving Corporation will take all actions necessary to withdraw from participation in the Benefits Plans. "Benefit Plans" shall mean health or other medical, cafeteria, dependent care, vacation, sick leave, holiday pay, fringe benefit, reimbursement program, life insurance, disability or other (whether insured or self-insured) insurance, pension retirement, supplementary retirement, or other employee plan, program, policy or arrangement, whether written or unwritten, formal or informal, for the benefit of the employees, former employees, brokers, agents, or directors of RCG or its subsidiaries, or leased employees, independent contractors or other Persons performing services for or on behalf of RCG, its subsidiaries, or any entity required to be aggregated with RCG or any subsidiary pursuant to Code Section 414 or ERISA
Section 4001(b).

7.14     Debt Conversion.
k. At any time after the Closing, RCG shall have the right, upon notice to Parent, to elect to satisfy debt, or any portion thereof, owed to it or any of its subsidiaries by Lifestyle or any of the Subsidiaries by having the right to receive shares of Parent Common Stock at a conversion ratio equal to a Twenty

Percent (20%) discount to the average of the closing prices of the Parent Common Stock for the ten (10) consecutive trading days prior to the date of conversion. Parent shall bear at its sole expense, all expenses relating to the issuance of the shares of Parent Common Stock issued pursuant hereto. The shares of Parent Common Stock issued pursuant hereto shall be (i) fully paid and non-assessable and (ii) issued in compliance with the provisions of the Securities Act; and Parent shall submit an Application with the appropriate stock exchange for the listing approval of the shares underlying the convertible indebtedness.

         (ii) As soon as commercially practicable after the Closing, Parent will use its best efforts to enter into amendments to promissory notes, or letter agreements in the case of debt due on demand, permitting debt holders of Lifestyle and the Subsidiaries (other than RCG) to elect to satisfy such debt by having the right to receive shares of Parent Common Stock at an agreed upon conversion ratio and on such other terms as the parties shall agree in good faith.

7.15 Cooperation. After the Closing, Parent and the Surviving Corporation covenant to provide assistance to RCG by providing RCG with financial and other requested information in a timely manner to allow RCG to accurately and complete its public reporting requirements on a timely basis.

VIII.
COVENANTS RELATING TO
CONDUCT OF BUSINESS PRIOR TO MERGER
III. Conduct of Businesses of Lifestyle. Except as expressly contemplated by this Agreement, or with the prior written consent of Parent (not to be unreasonably withheld or delayed), from the date of this Agreement, Lifestyle will, and will cause each Subsidiary to, materially conduct its business and operations according to its ordinary and usual course of business and will use all reasonable efforts consistent therewith to materially preserve intact and, as applicable, materially maintain in good repair its properties, assets and business organizations, to keep available the services of its officers, agents and employees and to materially maintain satisfactory relationships with its customers in each case in the ordinary course of business, consistent with the manner in which Lifestyle and the Subsidiaries have been operated prior to the date hereof. Without limiting the generality of the foregoing, except with the prior written consent of Parent (not to be unreasonably withheld or delayed), prior to the Closing, Lifestyle will not, and will not permit any Subsidiary to:
34. propose or adopt any amendment to its Certificate of Incorporation or Bylaws (or similar organizational documents);
35.  assume, guarantee or endorse the obligations of any other Person;
36. sell, transfer or otherwise dispose of any of its property or assets other than immaterial sales or other dispositions of assets in the ordinary course of business;
37. take any action that would intentionally result in a breach of the representations and warranties contained in Article III of this Agreement;
38.  adopt a plan of complete or partial  liquidation or  resolutions  providing
     for  or   authorizing   such   liquidation   or  a   dissolution,   merger,
     consolidation, restructuring, recapitalization or other reorganization; or
39.  agree to take any of the foregoing actions.

JJJ. Other Actions. None of Parent, Merger Sub, Lifestyle or RCG shall, and none of them shall permit any of their respective subsidiaries to, intentionally take any action that would, or that could reasonably be expected to, result in any of the conditions of the Merger set forth in Article IX not being satisfied.
IX. CONDITIONS PRECEDENT
KKK.     Conditions to Each Party's Obligation to Effect the Merger.
The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions: 40. Governmental and Regulatory Consents. All required consents, approvals, permits and authorizations to the consummation of the Merger shall be obtained from any Governmental Authority whose consent, approval, permission or authorization is required, whether in accordance with currently effective law or by reason of a change in law after the date of this Agreement. No such consent, approval, permission or authorization shall contain a materially adverse prohibition, limitation, condition or restriction imposed by the Governmental Authority. 41. No Injunctions or Restraints. No action, suit or proceeding shall have been instituted and be continuing or be threatened by any Governmental
Authority to restrain, modify or prevent the carrying out of the transactions contemplated hereby; no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger or limiting or restricting Parent's conduct or operation of the business of the Surviving Corporation after the Merger shall have been issued; no action, suit or proceeding seeking any of the foregoing shall have been instituted by any third party that has or is reasonably likely to materially impair RCG's or Parent's ability to consummate the transactions contemplated hereby or have a Lifestyle Material Adverse Effect or a Parent Material Adverse Effect.
LLL.     Conditions to Parent's and Merger Sub's Obligation to Effect the
Merger.
The obligation of Parent and Merger Sub to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions: (a) Representations and Warranties of RCG and Lifestyle. The representations and warranties of RCG and Lifestyle contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct at and as of the Closing Date as though made at and as of such time (except to the extent that any such representations and warranties expressly relate only to an earlier time, in which case they shall have been true and correct at such earlier time); provided, however, that this condition shall be deemed to have been satisfied unless the individual or aggregate impact of all inaccuracies of such representations and warranties (without regard to any materiality or Lifestyle Material Adverse Effect qualifier(s) contained in any individual representation or warranty) could reasonably be expected to have a Lifestyle Material Adverse Effect (or, following the Effective Time, a material adverse effect on the Surviving Corporation) and the Subsidiaries, considered as a whole.
                  (b) Performance of Obligations of RCG and Lifestyle. RCG and Lifestyle shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.
                  (c) Consents under Material Contracts. Lifestyle shall have obtained the consent or approval of each person whose consent or approval shall be required under any Material Contract, real property lease or other obligation to which Lifestyle or any Subsidiary is a party, except those for which the failure to obtain such consents or approvals would not, individually or in the aggregate, have a Lifestyle Material Adverse Effect.
                  (d) No Material Adverse Change. There shall not have occurred any change in the business of Lifestyle and its Subsidiaries since the date of this Agreement or any other event or circumstance that could reasonably be expected to have a Lifestyle Material Adverse Effect.

MMM. Conditions to RCG's and Lifestyle's Obligation to Effect the Merger.
The obligation of RCG and Lifestyle to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions: 42. Representations and Warranties of Parent and Merger Sub. The representations and warranties of Parent and Merger Sub contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct at and as of the Closing Date as though made at and as of such time (except to the extent that any such representations and warranties expressly relate only to an earlier time, in which case they shall have been true and correct at such earlier time); provided, however, that this condition shall be deemed to have been satisfied unless the individual or aggregate impact of all inaccuracies of such representations and warranties (without regard to any materiality or Parent Material Adverse Effect qualifier(s) contained in any individual representation or warranty) could reasonably be expected to have a Parent Material Adverse Effect or a material adverse effect on Merger Sub.
                  (b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.
                  (c) Consents. Parent and Merger Sub shall have obtained the consent or approval of each person whose consent or approval shall be required, except those for which the failure to obtain such consents or approvals would not, individually or in the aggregate, have a Parent Material Adverse Effect.

                  (d) Capitalization; Liabilities. Parent shall have, on the Closing Date, (i) no more than 4,100,000 shares of Parent Common Stock outstanding as of the Closing on a fully-diluted basis, (ii) at least Fifty Thousand Dollars ($50,000) in cash short-term liquid investments and Fifty Thousand Dollars ($50,000) worth of other net tangible assets and (iii) no more than Forty Thousand Dollars ($40,000) in liabilities.

X.
TERMINATION, AMENDMENT AND WAIVER
NNN.     Termination.
This Agreement may be terminated and the Merger abandoned as follows: 43. at any time prior to the Effective Time by mutual written consent of Parent, Merger Sub, RCG and Lifestyle; or 44. at any time prior to the Effective Time: l. by Parent or RCG if the Merger shall not have been consummated on or before September 15, 2002, unless the failure to consummate the Merger is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement; or m. by Parent or RCG if any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable. OOO. Effect of Termination. In the event that this Agreement is terminated as provided in Section 10.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub, RCG or Lifestyle, other than the last sentence of Section 7.2 and Sections 3.15, 4.3, 5.5, 6.6, 7.3, 10.2, 12.1 and Article 13. PPP. Amendment. Subject to the applicable provisions of the DGCL, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties. QQQ. Extension; Consent; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to Section 10.3, waive compliance with any of the agreements or conditions of the other parties contained in this Agreement or consent to any action requiring consent pursuant to this Agreement. Any agreement on the part of a party to any such extension, waiver or consent shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights. RRR. Procedure for Termination, Amendment, Extension, Consent or Waiver. A termination of this Agreement pursuant to Section 10.1, an amendment of this Agreement pursuant to Section 10.3 or an extension, consent or waiver pursuant to Section 10.4 shall, in order to be effective, require in the case of Parent, Merger Sub, RCG or Lifestyle, action by its board of directors or a duly authorized committee of its board of directors.

XI. INDEMNIFICATION
SSS. Non-Survival of Representations, Warranties and Covenants. All representations and warranties contained in Articles III, IV, V and VI of this Agreement, including any schedules made part hereof, and any covenants or other agreements the performance of which is specified to occur on or prior to the Closing or the Closing Date, shall terminate at the Effective Time, except for representations and warranties set forth in Sections 3.4, 4.4, 5.2, 5.6 and 5.8 which shall survive indefinitely. Any covenant or other agreement herein any portion of the performance of which is specified to occur after the Closing shall survive the Merger hereunder indefinitely or for such lesser period of time as may be specified therein.
TTT.     Obligations of RCG.
45. From and after the Closing Date, RCG shall indemnify, defend and hold harmless Parent and its respective employees, officers, directors, and other Affiliates from and against any and all Losses which any of them may suffer, incur or sustain arising out of, attributable to, or resulting from, directly or indirectly: (i) any inaccuracy in or breach of any of the representations or warranties of RCG made in this Agreement; (ii) any breach or nonperformance of any of the covenants or other agreements made by RCG in or pursuant to this Agreement; (iii) any inaccuracy in or breach of any of the representations or warranties of Lifestyle made in Section 3.4 of this Agreement. RCG shall not have any other liability or obligation to Parent or its respective employees, officers, directors, partners or other Affiliates (including Lifestyle) in respect of any of the other representations, warranties, and covenants set forth in this Agreement.
                  (b) RCG shall satisfy any finally determined indemnifiable claim against it by delivering to the indemnified party, at the option of RCG, cash or an election to set-off such amount against that number of shares of Parent Common Stock having an aggregate value equal to the amount of such claim, each such share to be valued for this purpose at the average of the per share closing prices for the Parent Common Stock for the five (5) trading days immediately prior to the relevant date of payment or offset. In the event that RCG does not own a sufficient number of shares to satisfy such indemnification obligation, then RCG shall pay any deficiency, at its sole discretion, with cash or a promissory note.

UUU. Obligations of Parent.
From and after the Closing Date, Parent and the Surviving Corporation shall indemnify, defend and hold harmless RCG and their respective employees, officers, directors, and other Affiliates from and against any and all Losses which any of them may suffer, incur, or sustain arising out of, attributable to, or resulting from, directly or indirectly: (i) any inaccuracy in or breach of any of the representations or warranties of Parent or Merger Sub made in this Agreement; and (ii) any breach or nonperformance of any of the covenants or other agreements made by Parent, Merger Sub or the Surviving Corporation in or pursuant to this Agreement.
VVV. Notice of Claims.
Any indemnified party seeking indemnification for any Loss or potential Loss arising from a claim asserted by any party to this Agreement against the indemnifying party (a "Claim") shall give written notice to the indemnifying party specifying in detail the source of the Loss or potential Loss under
Section 11.2 or 11.3, as the case may be. Written notice to the indemnifying party of the existence of a Claim shall be given by the indemnified party promptly after the indemnified party becomes aware of the potential claim; provided, however, that the indemnified party shall not be foreclosed from seeking indemnification pursuant to this Article XI by any failure to provide such prompt notice of the existence of a Claim to the indemnifying party except and only to the extent that the indemnifying party actually incurs an incremental out-of-pocket expense or otherwise has been materially damaged or prejudiced as a result of such delay.
WWW. Survival of Indemnity. Any matter as to which a Claim has been asserted by formal notice pursuant to Section 11.4 and within the time limitation applicable by reason of Section 11.1 that is pending or unresolved at the end of any applicable limitation period under this Article XI or Applicable Law shall continue to be covered by this Article XI notwithstanding any applicable statute of limitations (which the parties hereby waive) or the expiration dates set forth in Section 11.1 until such matter is finally terminated or otherwise resolved by the parties under this Agreement or by a court of competent jurisdiction and any amounts payable hereunder are finally determined and paid.

XXX.     Limitations.
46. Neither RCG, Parent nor Merger Sub shall have indemnification obligation under this Agreement until aggregate Losses of such party and its Affiliates and the successors and assigns of such party and its Affiliates exceed $100,000, after which time such party shall be liable for the entire amount of Losses in accordance with the terms hereof, subject to the limitations in Sections 11.6(b) of this Agreement.
47. The obligations of RCG under Section 11.2 shall be limited to $1,000,000; provided, however that such limitation shall not apply to any Loss suffered by RCG as a result of a breach of the representation in Section 5.2, Section 5.6,
Section 5.8 or intentional misconduct. The obligations of the Parent and Merger Sub under Section 11.3 shall be limited to an aggregate of $1,000,000; provided, however that such limitation shall not apply to any Loss suffered by Parent as a result of a breach of the representation in Section 3.4, Section 4.4, or intentional misconduct.
YYY. Subrogation. Any indemnifying party shall be subrogated to any right of action which the indemnified party may have against any other person with respect to any matter giving rise to a claim for indemnification hereunder. ZZZ. Adjustments to Indemnification Obligations. The amount which any indemnifying party is or may be required to pay any indemnified party pursuant to this
Article XI shall be reduced (including, without limitation, retroactively) by any insurance proceeds or other amounts actually recovered by or on behalf of such indemnified party in reduction of the related Loss. If an indemnified party shall have received the payment required by this Agreement from an indemnifying party in respect of a Loss and shall subsequently actually receive insurance proceeds or other amounts in respect of such Loss, then such indemnified party shall pay to such indemnifying party a sum equal to the amount of such insurance proceeds or other amounts actually received (net of any expenses in obtaining the same).
AAAA. Remedies. The indemnification provided for in this Article XI shall be the exclusive remedy of any indemnified person for any breach of or inaccuracy in any of the representations, warranties and covenants made in this Agreement or in any certificate, document or instrument delivered pursuant hereto. Notwithstanding the foregoing, this Article XI shall not restrict the ability of any party to seek specific performance of this Agreement or any provision hereof.
XII.
NOTICES
BBBB.    Notices.
All notices and other communications under this Agreement must be in writing and will be deemed to have been duly given if personally delivered, by confirmed facsimile transmission, by receipted overnight or express courier (such as Federal Express) or mailed, by certified mail, return receipt requested, first-class postage prepaid, to the parties at the following addresses:

If to Parent or Merger Sub, to:

                  Lifestyle Innovations, Inc.
                  3801 William D. Tate Avenue
                  Suite 100
                  Grapevine, TX 76051

   If to RCG or Lifestyle, to:
                  eResource Capital Group, Inc.
                  5935 Carnegie Boulevard
                  Suite 101
                  Charlotte, North Carolina  28209
                  Attention:  Michael D. Pruitt
                  Chief Executive Officer
                  Facsimile:   (704) 553-7136

All notices and other communications required or permitted under this Agreement that are addressed as provided in this Article XII if delivered personally will be deemed given upon delivery, if delivered by facsimile transmission will be deemed delivered when confirmed, if sent via overnight or express courier will be deemed delivered as of the next succeeding business day after the date actually and if delivered by certified mail in the manner described above will be deemed given on the third (3rd) business day after the day it is deposited in a regular depository of the United States mail. Any party from time to time may change its address for the purpose of notices to that party by giving a similar notice specifying a new address, but no such notice will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof. XIII.
MISCELLANEOUS
CCCC. Entire Agreement. Except for the documents executed by Parent, Merger Sub RCG and Lifestyle pursuant hereto, this Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter of this Agreement, and this Agreement (including the exhibits hereto and other documents delivered in connection herewith) contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof. DDDD. Expenses. Whether or not the Merger is consummated, each of Parent, Merger Sub, RCG and Lifestyle will pay its own costs and expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby. In the event of any lawsuit or other judicial proceeding brought by either party to enforce any of the provisions of this Agreement, the losing party in such proceeding shall reimburse the prevailing party's fees and expenses incurred in connection therewith, including the reasonable fees and expenses of its attorneys.

EEEE. Counterparts/Facsimile Signatures. This Agreement may be executed in two
(2) or more counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Any party may deliver an executed copy of this Agreement and any documents contemplated hereby by facsimile transmission to another party, and such delivery shall have the same force and effect as any other delivery of a manually signed copy of this Agreement or of such other documents. FFFF. No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of the parties hereto, and their respective successors or assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person.
GGGG. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. HHHH. Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, and any such assignment that is not consented to shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns.
IIII. Headings, Gender, Etc. The headings used in this Agreement have been inserted for convenience and do not constitute matter to be construed or interpreted in connection with this Agreement. Unless the context of this Agreement otherwise requires, (a) words of any gender are deemed to include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof," "herein," "hereby," "hereto," and derivative or similar words refer to this entire Agreement; (d) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; (e) all references to "dollars" or "$" refer to currency of the United States of America; (f) the term "person" shall include any natural person, corporation, limited liability company, general partnership, limited partnership, or other entity, enterprise, authority or business organization; and (g) the term "or" is not exclusive.
JJJJ. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of Parent, Merger Sub, RCG or Lifestyle under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom.
KKKK. No Recourse Against Others. No past, present or future director, officer, employee, stockholder or incorporator, as such, of Parent, Merger Sub, RCG, Lifestyle or the Surviving Corporation shall have any liability for any obligations of the parties hereto under this Agreement or for any claim based on, in respect of or by reason of such obligations or their creation.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, this Agreement has been duly executed and deliver by the duly authorized officers of RCG, Lifestyle, Parent and Merger Sub, effective as of the date first written above.

eRESOURCE CAPITAL GROUP, INC.



By:  ____________________________
Name: Michael D. Pruitt
Title:  Chief Executive Officer

LST, INC.



By: ____________________________
Name: Michael D. Pruitt
Title:  President

LIFESTYLE INNOVATIONS, INC.



By: ____________________________
Name:
Title:  President

LFSI MERGER CORP.



By: ____________________________
Name:
Title:  President

                                    EXHIBIT A

                                 Plan of Merger

                              CERTIFICATE OF MERGER
                              OF LFSI MERGER CORP.
                                  WITH AND INTO
                                    LST, INC.

             Under Section 252 of the General Corporation Law of the
                           State of Delaware ("DGCL")

LST, Inc. herby certifies that:

1. The name and state of incorporation of each of the constituent corporations is as follows:

(i)      LST, Inc., a Delaware corporation; and
(ii)     LFSI Merger Corp., a Nevada corporation


2. An Agreement and Plan of Merger has been adopted, approved, certified, executed and acknowledged by each of LFSI Merger Corp. and by LST, Inc. in accordance with the provisions of subsection (c) of Section 252 of the DGCL.

3.       The name of the surviving corporation is LST, Inc.

4. The date when the Articles of Incorporation of LST, Inc. was filed by the Secretary of State of Delaware is July 17, 2000. The Articles of Incorporation of LST, Inc. shall be the Articles of Incorporation of the surviving corporation.
5. The executed Agreement and Plan of Merger is on file at the principal place of business of LST, Inc. at 8809 Lenox Pointe Drive, Suite G Charlotte, NC 28273.

6. A copy of the Agreement and Plan of Merger will be furnished by LST, Inc., on request and without cost, to any stockholder of any constituent corporation.

7. As to the constituent corporations, the designation and number of outstanding shares of each class and series and the voting rights thereof are as follows:

Name of Corporation       Authorized       Designation and         Class or series of   Shares entitled to
-------------------       -----------      ----------------        -------------------  ------------------
                          Shares and Par   number of shares in     shares entitled to   vote as a separate
                          ---------------  --------------------    -------------------  ------------------
                          Value            each class of           vote                 class or series
                          -----            --------------          ----                 ---------------
                                           Series outstanding

LST, Inc.                 20,000,000       1 share of              Common Stock         Not applicable
                          ($.001)          Common Stock
LFSI Merger Corp.         10,000 ($.01)    10,000 shares of        Common Stock         Not Applicable
                                           Common Stock

8. The merger was adopted by the constituent corporations by the affirmative vote of the holder of all outstanding shares entitled to vote thereon.

9.       The merger shall be effective on September 5, 2002.


         IN WITNESS WHEREOF, this Certificate of Merger has been executed on the 3rd day of September.


                                    LST, Inc.

                                      By:
                                      -----------------------------------------
                                      Print Name:  Michael D. Pruitt
                                      Title: President

                               ARTICLES OF MERGER
                              OF LFSI MERGER CORP.
                                  WITH AND INTO
                                    LST, INC.

              Under Section 92A.200 of the Nevada Revised Statutes

LST, Inc., a corporation organized under the laws of the State of Delaware (the "Surviving Corporation"), hereby submits these Articles of Merger for the purpose of merging LFSI Merger Corp., a corporation organized under the laws of the State of Nevada (the "Merger"), with and into the Surviving Corporation.

The Surviving Corporation hereby certifies that:

1. An Agreement and Plan of Merger has been adopted, approved, certified, executed and acknowledged by each of LFSI Merger Corp. and by LST, Inc.

2. The Merger was approved by each of LFSI Merger Corp. and by LST, Inc. by the required consent of all outstanding shares entitled to vote thereon.

3. The date when the Articles of Incorporation of LST, Inc. was filed by the Secretary of State of Delaware is July 17, 2000. The Articles of Incorporation and Bylaws of LST, Inc. as existing prior to the effective date of the Merger shall be the Articles of Incorporation and Bylaws of the Surviving Corporation.

4. The complete, executed Agreement and Plan of Merger dated as of August 30, 2002 is on file at the principal place of business of LST, Inc. at 8809 Lenox Pointe Drive, Suite G, Charlotte, NC 28273.

5. A copy of the Agreement and Plan of Merger will be furnished by LST, Inc., on request and without cost, to any stockholder of any constituent corporation.

6.   The Merger shall be effective on September 5, 2002.

7. The Surviving Corporation may be served with process in the State of Nevada in any proceeding for enforcement of any obligations of the Surviving Corporation arising from the Merger and appoints State Agent and Transfer Syndicate, Inc. as its resident agent to accept service of process in any suit or other proceeding. The address where copies of process may be sent is: 202 North Curry Street, Suite 100, Carson City, NV 89703-4121.

         IN WITNESS WHEREOF, these Articles of Merger have been executed on the 3rd day of September.


                                 LST, Inc., a Delaware corporation


                                By:
                                -----------------------------------------
                                Print Name:  Michael D. Pruitt
                                Title: President


                                LFSI Merger Corp., a Nevada corporation


                                By:
                                -----------------------------------------
                                Print Name:
                                Title: President

EXHIBIT 2.2

                       [Lifestyle Innovations letterhead]

                    LifeStyle Innovations Acquires LST, Inc.
               LST Annual Revenues $2,900,000 for Last Fiscal Year

GRAPEVINE, Texas, Sept. 5 /PRNewswire-FirstCall/ -- LifeStyle Innovations, Inc. (OTC Bulletin Board: LFSI - News), ---- ---- announced today that it has completed the acquisition of LST, Inc. ("Lifestyle Technologies") by issuing 16,000,000 shares of its restricted common stock.




LifeStyle Technologies had revenues of $2,900,000 for the fiscal year end June 30, 2002. In addition, it has added 13 new franchise territories in the past fiscal year.


"The Company's acquisition of LifeStyle Technologies will allow us to implement our business plan of acquiring synergistic business by giving us a separate public entity which will be identified solely as a home automation business," stated Paul Johnson, CEO, LifeStyle Technologies. "We are very pleased with our prospects for growth through franchising," he added.


About LifeStyle Technologies


LifeStyle Technologies is a home entertainment and technology company that provides builders and homeowners with a single source for their audio/video, home theater, security, and home automation needs. Through its franchise locations and company-owned locations in Charlotte, NC and Atlanta, GA, LifeStyle works with owners of existing homes, as well as with new home builders and buyers, to design and install the necessary entertainment, home automation and security products that fit their lifestyle and budget. For more information or to contact LifeStyle Technologies directly, visit URL: http://www.lifestech.com . LifeStyle Innovations, formerly Princeton Mining Company (PRNM)


Safe Harbor Act Disclaimer: This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including without limitation, the independent authority of the special committee to act on the matters discussed, the successful negotiation of the potential acquisition and disposal of transactions described above, successful implementation of the company's business strategy and competition, any of which may cause actual results to differ materially from those described in the statements. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-QSB and Form 10-KSB filings with the Securities and Exchange Commission.


Source: LifeStyle Innovations, Inc.

EXHIBIT 2.3

                       [Lifestyle Innovations letterhead]




LifeStyle Innovations Announces Record Monthly Franchise Store Revenues

GRAPEVINE, Texas, Sept. 10 /PRNewswire-FirstCall/ -- LifeStyle Innovations, Inc. (OTC Bulletin Board: LFSI - News) today announced today that system wide franchise revenues for July 2002 set a new record, with total system revenues of $763,567. The increased revenues also represent a 10% increase in same stores sales versus June 2002.


Several franchise locations recorded their highest revenue numbers for the year in the month of July. Franchise revenue leaders for the month included the Columbia/Greenville, South Carolina location with $107,364 in revenues and the Dallas, Texas location with $98,846 in revenues.


"LifeStyle Innovation's growth is coming from the continued expansion of our relationships with national builders and from development of new custom builder relationships. We continue to see increasing demand for our products and services as a result of the solid reputation we have developed," stated Paul Johnson, CEO of LFSI. "We are very pleased with our performance and anticipate strong future performance from our franchise locations," he added.


LFSI announced yesterday that it had acquired LST, Inc. ("LifeStyle Technologies") from eResource Capital Group, Inc. LFSI acquired all of the assets and liabilities of LST in exchange for 16 million shares of restricted common stock. LFSI now has 20.1 million common shares outstanding, and will report post closing combined assets of approximately $10 million and stockholders' equity of approximately $6 million. RCG invested approximately $8.6 million over the last 15 months growing and nurturing the LifeStyle concept from a single location into a 15-location franchise network.


For more information or to contact LifeStyle Innovations directly, visit us at http://www.lifestech.com or call toll free, at 1-866-543-3789.


About LifeStyle Innovations (LFSI)


LifeStyle Innovations is a home entertainment and technology company that provides builders and homeowners with a single source for their audio/video, home theater, security, and home automation needs. Through its 15 franchise locations and company-owned locations in Charlotte, NC and Atlanta, GA, LifeStyle works with owners of existing homes, as well as with new home builders and buyers, to design and install the necessary entertainment, home automation and security products that fit their LifeStyle and budget.


For more information or to contact LifeStyle Innovations directly, visit us at http://www.lifestech.com or call, toll free, at 1-866-543-3789.


Statements in this news release about anticipated or expected future revenue or growth or expressions of future goals or objectives, including statements regarding whether current plans to grow and strengthen the company's existing network will be implemented or accomplished, are forward- looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements in this release are based upon information available to the Company on the date of this release. Any forward-looking statements involve risks and uncertainties, including the risk that the Company will be unable to grow or strengthen its network due to a lack of capital or an inability to identify acquisition candidates, as well as those risks and uncertainties described in the Company's filings with the Securities and Exchange Commission, that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements.


Source: LifeStyle Innovations, Inc.